                               PRICING SUPPLEMENT

Pricing Supplement No. 6                            Filing Under Rule 424(b)(3)
Dated:  January 2, 1997                         Registration File No. 33-63175


(To Prospectus dated October 6, 1995 and
Prospectus Supplement dated October 17, 1995)

CUSIP No.  44615QAS6

                                  $750,000,000


                       HUNTINGTON BANCSHARES INCORPORATED

                           MEDIUM TERM NOTES, SERIES B

Principal Amount:          $25,000,000                        Floating Rate Notes:
Interest Rate:                                                         Interest Rate Basis:  N/A
         (if fixed rate):  6.15%                                       Index Maturity:  N/A
Stated Maturity:  January 7, 1999                                      Spread:  N/A
Minimum denominations:  $100,000                                       Spread Multiplier:  N/A
Issue Price (as a percentage                                           Maximum Rate:  N/A
         of principal amount):  A/S                                    Minimum Rate:  N/A
Selling Agent's commission (%):  0.133%                                Initial Interest Rate:  N/A
Purchasing Agent's discount                                            Interest Reset Date(s):  N/A
         or commission (%):  N/A                                       Interest Reset Period:  N/A
Net proceeds to the Company:  $24,966,750                              Interest Determination Date(s): N/A
Settlement date (original issue date): January 7, 1997                 Calculation Date(s):  N/A
Redemption Commencement Date (if any): N/A                    Interest Payment Date(s):  January 7 and July 7
Initial Redemption Percentage (if any):  N/A                  Interest Payment Period(s):  Semi-Annual
Annual Redemption Percentage                                  Regular Record Date(s):  A/S
         Reduction (if any):  N/A
Repayment Date (if any):  N/A
Initial Repayment Percentage (if any):  N/A
Annual Repayment Percentage
         Reduction (if any):  N/A

Additional terms:   None.

         As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $250,000,000.

         "N/A" as used herein means "Not Applicable." "A/S" as used herein means "as stated in the Prospectus Supplement referred to above."


                              Salomon Brothers Inc